UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 23, 2007

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

12333 West Olympic Boulevard
Los Angeles, California	90064-1021
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 893-1600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On January 25, 2007, Teledyne Technologies Incorporated issued a press release with respect to its fourth quarter 2006 and full year 2006 financial results. That press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The information furnished pursuant to this Item 2.02 shall in no way be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers
(a) On January 23, 2007, without amending the previously filed Second Amended and Restated Employment Agreement dated as of January 24, 2006 between Teledyne and Dr. Robert Mehrabian, Teledyne’s Board of Directors asked Dr. Mehrabian to continue to serve as its Chairman, President and Chief Executive Officer through at least December 31, 2009.
(b) On January 23, 2007, the Personnel and Compensation Committee of Teledyne’s Board of Directors took the following actions:
(1) The Committee authorized payment of Annual Incentive Plan (“AIP”) cash bonus awards to each of Teledyne’s Named Executive Officers with respect to the fiscal year ended December 31, 2006. AIP award opportunities are expressed as a percentage of a participant’s base salary and are based on the achievement of pre-defined performance measures, with up to 200% of the target award eligible to be paid in the case of significant over-achievement. The majority of the award is based on Teledyne’s achievement of certain financial performance goals, with a smaller portion tied to the achievement of pre-established individual goals. Generally, 40% of the awards are tied to the achievement of predetermined levels of operating profit, 25% to the achievement of predetermined levels of revenue, 15% to the achievement of predetermined levels of accounts receivable and inventory as a percentage of revenue and 20% to the achievement of specified individual performance objectives. These predetermined levels may vary by business unit. In addition, a discretionary adjustment of plus or minus 20% is allowed, although aggregate upward adjustments will not exceed 5%. AIP awards are generally from a pool equal to 11% of operating profit, subject to modification by the Committee. No AIP bonus will be earned in any year unless operating profit is positive, after accruing for bonus payments, and operating profit, subject in each case to modification by the Committee.
The following table sets forth the current AIP cash bonus payments for the year ended December 31, 2006, to Teledyne’s Named Executive Officers. The bonus awards reflect favorable 2006 operating results over 2005 operating results, the respective executive’s performance and other factors, including the exercise of discretion by the Committee:

Name	Position	2006 Bonus
Robert Mehrabian	Chairman, President and Chief Executive Officer	$1,200,000
John T. Kuelbs	Executive Vice President, General Counsel and Secretary	$398,288
Dale A. Schnittjer	Senior Vice President and Chief Financial Officer	$366,951
James M. Link	President, Teledyne Brown Engineering, Inc.	$201,800
Aldo Pichelli	Senior Vice President and Chief Operating Officer, Electronics and Communications Segment	$207,767
(2) The Committee approved the 2007 goals for the Annual Incentive Plan cash bonus awards to each of Teledyne’s Named Executive Officers. AIP awards for 2007 are to be based on the same financial and non-financial measures described above for the fiscal year ended December 31, 2006.

For 2007, subject to the performance measures and discretion of the Committee, as noted above, the Named Executives Officers are eligible for an AIP cash bonus based on the following percentage of their annual base salary:

		2007 AIP Award
		Eligibility as a %
Name	Position	of Base Salary
Robert Mehrabian	Chairman, President and Chief Executive Officer	80
John T. Kuelbs	Executive Vice President, General Counsel and Secretary	60
Dale A. Schnittjer	Senior Vice President and Chief Financial Officer	60
James M. Link	President, Teledyne Brown Engineering, Inc.	45
Aldo Pichelli	Senior Vice President and Chief Operating Officer, Electronics and Communications Segment	45
Item 8.01 Other Events
On January 23, 2007, Teledyne’s Personnel and Compensation Committee adopted administrative rules of Teledyne’s 2002 Stock Incentive Plan related to non-employee director stock compensation. The administrative rules reserve 200,000 shares of common stock under the 2002 Stock Incentive Plan for the purpose of granting stock options and common stock to our non-employee directors. The terms of the administrative rules are identical to Teledyne’s 1999 Non-Employee Director Stock Compensation Plan, as amended, and, like the 1999 Non-Employee Director Stock Compensation Plan, the administrative rules will be implemented by Teledyne’s Nominating and Governance Committee. The text of the administrative rules is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit 99.1	Press Release dated January 25, 2007.

Exhibit 99.2	Administrative Rules of the 2002 Stock Incentive Plan Related to Non-Employee Director Stock Compensation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED
By:	/s/ Dale A. Schnittjer
Dale A. Schnittjer
Senior Vice President and Chief Financial Officer

Dated January 24, 2007

EXHIBIT INDEX
Description

Exhibit 99.1	Press Release dated January 25, 2007.

Exhibit 99.2	Administrative Rules of the 2002 Stock Incentive Plan Related to Non-Employee Director Stock Compensation.